UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 15, 2008 (May 12, 2008)
Date of report (Date of earliest event reported)
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.48

     The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Artes Medical, Inc., a Delaware corporation (the “Company”), filed on May 12, 2008 to disclose and file the Separation Agreement and General Release entered into between the Company and Diane S. Goostree.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer, President and Director
     As previously reported, on May 12, 2008, the Company’s Board of Directors accepted the resignation of Diane S. Goostree as the Company’s Chief Executive Officer and President and as a director on the Company’s Board of Directors. Ms. Goostree’s resignation did not result from any disagreement with the Company or its Board of Directors.
     As part of her resignation, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Ms. Goostree on May 14, 2008. Under the terms of the Separation Agreement, the Company will pay Ms. Goostree the equivalent of 18 months of her base salary, less applicable payroll deductions and required withholdings, with $273,000 payable following the effective date of the Separation Agreement and $214,500 payable in six equal monthly installments over a six month period measured from the effective date of the Separation Agreement. In addition, the Company will pay or reimburse Ms. Goostree for the COBRA premiums required to insure Ms. Goostree and her legal dependents for a period not to exceed the earlier to occur of 18 months from the date of the Separation Agreement or the date Ms. Goostree is eligible to participate in another employer’s group insurance plan. The Company also agreed to accelerate the vesting of the Common Stock that Ms. Goostree may acquire under a stock option the Company granted to Ms. Goostree in February 2008. The option is exercisable for 93,024 shares of Common Stock at an exercise price of $2.20 per share. The Company also agreed to provide Ms. Goostree with an additional 24 months to exercise the February 2008 stock option as well as an additional 24 months to exercise two stock options granted to Ms. Goostree in 2006. Under the 2006 stock options, Ms. Goostree may acquire up to 63,723 shares of Common Stock at an exercise price of $5.31 per share and up to 21,567 shares of Common Stock at an exercise price of $7.86 per share. The parties agreed that all other stock options held by Ms. Goostree would terminate on the effective date of the Separation Agreement. The parties also entered into customary general releases as part of the Separation Agreement. The description of the Separation Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement filed as an exhibit to this Current Report on Form 8-K/A.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.48#	Separation Agreement and General Release, dated May 14, 2008, between the Company and Diane S. Goostree.

#	Indicates management contract or compensatory plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: May 15, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.48#	Separation Agreement and General Release, dated May 14, 2008, between the Company and Diane S. Goostree.

#	Indicates management contract or compensatory plan.